Exhibit 99.1

Praxair Reports First-Quarter 2016 Results

  Sales of $2.5 billion; EPS of $1.24; adjusted EPS of $1.28
  Operating cash flow 8% above prior-year quarter
  EBITDA and operating margins of 33.3% and 22.1%, respectively
  Completed six packaged gas acquisitions, primarily North America; annualized sales of approximately $50 million
  Return on capital 12.4%; return on equity 34.6%
  Second-quarter 2016 EPS guidance of $1.32 to $1.39; adjusted full-year $5.35 to $5.70

DANBURY, Conn.--(BUSINESS WIRE)--April 29, 2016--Praxair, Inc. (NYSE: PX) reported first-quarter net income and diluted earnings per share of $356 million and $1.24, respectively. These results include the impact of a $16 million charge to interest expense ($10 million after-tax) or 4 cents of diluted earnings per share, related to a bond redemption prior to maturity. Excluding this charge, adjusted net income and diluted earnings per share were $366 million and $1.28, respectively.

Praxair’s sales in the first quarter were $2,509 million, 9% below the prior-year quarter, primarily due to the impacts of negative currency translation and lower cost pass-through, which reduced sales by 7% and 1%, respectively. Organic sales were 1% below the prior-year quarter. Growth from higher pricing, new project start-ups, and healthcare and food and beverage end-markets, was more than offset by lower volumes to energy, metals and manufacturing end-markets, primarily in North America.

Operating profit in the first quarter was $554 million, 11% below the prior-year quarter. Excluding currency effects, operating profit was 4% below the prior-year period. The operating profit margin was 22.1% and the EBITDA margin grew to 33.3%.

First-quarter cash flow from operations was $547 million, 8% above the prior-year quarter. Capital expenditures were $323 million and the company invested $63 million in acquisitions for several packaged gas businesses, primarily in North America. The company paid $214 million of dividends. During the quarter, the company issued €550 million of 1.20% Euro-denominated notes due 2024 and $275 million of 3.20% notes due 2026. In addition, the company repaid $400 million of 0.75% notes that became due and redeemed $325 million of 5.20% notes due in 2017. After-tax return on capital and return on equity for the quarter were 12.4% and 34.6%, respectively.

Commenting on the financial results and business outlook, Chairman and Chief Executive Officer Steve Angel said, “Praxair’s strategy of optimizing the base business, growing resilient end-markets, executing the project backlog and capitalizing on acquisition and project opportunities reflected positively in our first-quarter results and continues to drive long-term value creation.

“While North America continues to face year-over-year volume headwinds primarily in the energy, metals and manufacturing end-markets, we grew sales to the healthcare, food and beverage end-markets globally, achieved higher pricing in many businesses, and grew volumes in Europe and Asia supplemented by project start-ups. In addition, we closed six packaged gas acquisitions located in North America and Europe.

“Praxair employees again delivered high-quality results with an operating margin of 22% and growth in operating cash flow of 8%, against a difficult macro-economic environment. Consistent high-quality results and strong cash flow affords us the long-term ability to invest in high-quality projects and acquisitions that align with our strategic objectives and meet our investment criteria as well as return value to our shareholders in the form of higher dividends and share repurchases.”

For the second quarter of 2016, Praxair expects diluted earnings per share in the range of $1.32 to $1.39.

For full-year 2016, Praxair expects adjusted diluted earnings per share to be in the range of $5.35 to $5.70, -2% to +4% ex-currency from 2015. Full-year capital expenditures are expected to be approximately $1.5 billion and the effective tax rate is forecasted to remain at approximately 28%.

Following is additional detail on first-quarter 2016 results by segment.

In North America, first-quarter sales were $1,353 million, down 4% from the prior-year quarter excluding lower cost-pass through, negative currency translation and net divestitures. Organic sales growth from higher pricing and food and beverage end-markets was more than offset by weaker volumes in energy, metals and manufacturing end-markets. Operating profit of $349 million was down 4% versus the prior-year quarter, excluding currency translation and net divestitures, due primarily to lower volumes partially offset by price and productivity.

In Europe, first-quarter sales were $320 million, 2% below the prior-year quarter. Excluding currency, organic sales grew 2% from the prior year due to higher volumes, including new project start-ups. Operating profit of $62 million grew 3% from the prior-year, excluding currency translation, from operating leverage on volume growth.

In South America, first-quarter sales were $311 million, 22% below the prior-year quarter. Excluding negative currency translation and cost pass-through, sales grew 2% from acquisitions, higher price, and growth to food and beverage and healthcare end-markets, partially offset by lower volumes to the manufacturing end-market. Operating profit was $55 million.

Sales in Asia were $376 million in the quarter, 6% above the prior year excluding currency and cost pass-through. Volume growth included new plant start-ups in China and India. Operating profit was $63 million.

Praxair Surface Technologies had first-quarter sales of $149 million as compared to $160 million in the prior-year quarter. Excluding negative currency translation and cost pass-through, sales were 4% below the prior-year period. Favorable price was more than offset by lower volumes. Sales were primarily lower to the energy and manufacturing end-markets. Operating profit was $25 million.

Praxair, Inc., a Fortune 250 company with 2015 sales of $11 billion, is the largest industrial gases company in North and South America and one of the largest worldwide. The company produces, sells and distributes atmospheric, process and specialty gases, and high-performance surface coatings. Praxair products, services and technologies are making our planet more productive by bringing efficiency and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, primary metals and many others. More information about Praxair, Inc. is available at www.praxair.com.

Adjusted amounts are non-GAAP measures. First-quarter 2016 results are adjusted to exclude the impact of a bond redemption charge. Additionally, measures such as EBITDA, free cash flow, after-tax return on capital, return on equity and debt-to-capital are also non-GAAP measures. See the attachments for a summary of non-GAAP Reconciliations and calculations of non-GAAP measures.

Attachments: Summary Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information, Quarterly Financial Summary and Appendix: Non-GAAP Measures.

A teleconference about Praxair’s first-quarter results is being held this morning, April 29, at 11:00am Eastern Daylight Time. The number is (631) 485-4849 – Conference ID: 85141182. The call is also available as a webcast live and on-demand at www.praxair.com/investors. Materials to be used in the teleconference are also available on the website.

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from the projections or estimates contained in the forward-looking statements. Additionally, financial projections or estimates exclude the impact of special items which the company believes are not indicative of ongoing business performance. The company assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A (Risk Factors) in the company’s Form 10-K and 10-Q reports filed with the SEC which should be reviewed carefully. Please consider the company’s forward-looking statements in light of those risks.

PRAXAIR, INC. AND SUBSIDIARIES
SUMMARY NON-GAAP RECONCILIATIONS
(UNAUDITED)

The following adjusted amounts are non-GAAP measures and are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. See the Non-GAAP reconciliations starting on page 10 for additional details relating to the Non-GAAP adjustments.

(Millions of dollars, except per share amounts)

	Sales		Operating Profit		Net Income - Praxair, Inc.		Diluted EPS
	2016	2015	2016	2015	2016	2015	2016	2015
Quarter Ended March 31
Reported GAAP Amounts	$2,509	$2,757	$554	$623	$356	$416	$1.24	$1.43
Bond redemption (a)	-	-	-	-	10	-	0.04	-
Total adjustments	-	-	-	-	10	-	0.04	-
Adjusted amounts	$2,509	$2,757	$554	$623	$366	$416	$1.28	$1.43

(a) $16 million charge to interest expense ($10 million after-tax or $0.04 per diluted share) in the 2016 first quarter related to a bond redemption.

PRAXAIR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter Ended
	March 31,
	2016	2015

SALES	$2,509	$2,757
Cost of sales	1,381	1,530
Selling, general and administrative	274	299
Depreciation and amortization	272	277
Research and development	23	24
Other income (expense) - net	(5)	(4)
OPERATING PROFIT	554	623
Interest expense - net	65	44
INCOME BEFORE INCOME TAXES AND EQUITY INVESTMENTS	489	579
Income taxes	133	162
INCOME BEFORE EQUITY INVESTMENTS	356	417
Income from equity investments	10	11
NET INCOME (INCLUDING NONCONTROLLING INTERESTS)	366	428
Less: noncontrolling interests	(10)	(12)
NET INCOME - PRAXAIR, INC.	$356	$416

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS

Basic earnings per share	$1.25	$1.44

Diluted earnings per share	$1.24	$1.43

Cash dividends	$0.75	$0.715

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	285,429	289,143
Diluted shares outstanding (000's)	286,665	291,652

Note: See page 4 for a reconciliation to 2016 adjusted amounts which are non-GAAP.

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions of dollars)
(UNAUDITED)

	March 31,	December 31,
	2016	2015
ASSETS
Cash and cash equivalents	$221	$147
Accounts receivable - net	1,685	1,601
Inventories	553	531
Prepaid and other current assets	411	347
TOTAL CURRENT ASSETS	2,870	2,626
Property, plant and equipment - net	11,314	10,998
Goodwill	3,071	2,986
Other intangibles - net	576	568
Other long-term assets	1,194	1,141
TOTAL ASSETS	$19,025	$18,319

LIABILITIES AND EQUITY
Accounts payable	$796	$791
Short-term debt	174	250
Current portion of long-term debt	8	6
Other current liabilities	821	846
TOTAL CURRENT LIABILITIES	1,799	1,893
Long-term debt	9,222	8,975
Other long-term liabilities	2,580	2,545
TOTAL LIABILITIES	13,601	13,413

REDEEMABLE NONCONTROLLING INTERESTS	119	113

PRAXAIR, INC. SHAREHOLDERS' EQUITY:
Common stock	4	4
Additional paid-in capital	3,998	4,005
Retained earnings	12,371	12,229
Accumulated other comprehensive income (loss)	(4,250)	(4,596)
Less: Treasury stock, at cost	(7,235)	(7,253)
Total Praxair, Inc. Shareholders' Equity	4,888	4,389
Noncontrolling interests	417	404
TOTAL EQUITY	5,305	4,793
TOTAL LIABILITIES AND EQUITY	$19,025	$18,319

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions of dollars)
(UNAUDITED)

	Quarter Ended
	March 31,
	2016	2015
OPERATIONS
Net income - Praxair, Inc.	$356	$416
Noncontrolling interests	10	12
Net income (including noncontrolling interests)	366	428

Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	272	277
Accounts receivable	(20)	(50)
Inventory	(7)	(6)
Payables and accruals	(77)	(66)
Pension contributions	(2)	(11)
Deferred income taxes and other	15	(64)
Net cash provided by operating activities	547	508

INVESTING
Capital expenditures	(323)	(397)
Acquisitions, net of cash acquired	(63)	(5)
Divestitures and asset sales	2	2
Net cash used for investing activities	(384)	(400)

FINANCING
Debt increase (decrease) - net	95	290
Issuances of common stock	34	44
Purchases of common stock	(32)	(235)
Cash dividends - Praxair, Inc. shareholders	(214)	(207)
Excess tax benefit on stock option exercises	6	14
Noncontrolling interest transactions and other	(2)	(6)
Net cash provided by (used for) financing activities	(113)	(100)

Effect of exchange rate changes on cash and
cash equivalents	24	(17)

Change in cash and cash equivalents	74	(9)
Cash and cash equivalents, beginning-of-period	147	126

Cash and cash equivalents, end-of-period	$221	$117

PRAXAIR, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Millions of dollars)
(UNAUDITED)

	Quarter Ended
	March 31,
	2016	2015
SALES
North America	$1,353	$1,499
Europe	320	326
South America	311	401
Asia	376	371
Surface Technologies	149	160
Consolidated sales	$2,509	$2,757

OPERATING PROFIT
North America	$349	$379
Europe	62	62
South America	55	85
Asia	63	69
Surface Technologies	25	28
Segment operating profit	$554	$623

PRAXAIR, INC. AND SUBSIDIARIES
QUARTERLY FINANCIAL SUMMARY
(Millions of dollars, except per share data)
(UNAUDITED)

	2016 (b)	2015 (c)
	Q1	Q4	Q3	Q2	Q1
FROM THE INCOME STATEMENT
Sales	$2,509	$2,595	$2,686	$2,738	$2,757
Cost of sales	1,381	1,426	1,488	1,516	1,530
Selling, general and administrative	274	275	281	297	299
Depreciation and amortization	272	275	276	278	277
Research and development	23	23	23	23	24
Cost reduction program and other charges	-	-	26	146	-
Other income (expense) - net	(5)	28	2	2	(4)
Operating profit	554	624	594	480	623
Interest expense - net	65	42	35	40	44
Income taxes	133	163	156	131	162
Income from equity investments	10	12	10	10	11
Net income (including noncontrolling interests)	366	431	413	319	428
Less: noncontrolling interests	(10)	(9)	(12)	(11)	(12)
Net income - Praxair, Inc.	$356	$422	$401	$308	$416

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS
Diluted earnings per share	$1.24	$1.47	$1.40	$1.06	$1.43
Cash dividends per share	$0.75	$0.715	$0.715	$0.715	$0.715
Diluted weighted average shares outstanding (000's)	286,665	286,856	287,311	290,102	291,652

ADJUSTED AMOUNTS (a)
Operating profit	$554	$624	$620	$626	$623
Operating margin	22.1%	24.0%	23.1%	22.9%	22.6%
Net Income	$366	$422	$419	$420	$416
Diluted earnings per share	$1.28	$1.47	$1.46	$1.45	$1.43

FROM THE BALANCE SHEET
Net debt (a)	$9,183	$9,084	$9,344	$9,177	$9,243
Capital (a)	$14,607	$13,990	$14,157	$14,696	$14,806
Debt-to-capital ratio (a)	62.9%	64.9%	66.0%	62.4%	62.4%

FROM THE STATEMENT OF CASH FLOWS
Cash flow from operations	$547	$791	$676	$707	$508
Cash flow used for investing activities	384	351	400	152	400
Cash flow used for financing activities	113	410	260	527	100
Capital expenditures	323	387	405	352	397
Acquisitions	63	39	-	38	5
Cash dividends	214	204	203	205	207

OTHER INFORMATION
After-tax return on capital (ROC) (a)	12.4%	12.6%	12.5%	12.6%	12.7%
Return on Praxair, Inc. shareholders' equity (ROE) (a)	34.6%	34.6%	32.5%	30.5%	29.6%
Adjusted EBITDA (a)	$836	$911	$906	$914	$911
Adjusted EBITDA margin (a)	33.3%	35.1%	33.7%	33.4%	33.0%
Debt-to-adjusted EBITDA ratio (a)	2.6	2.5	2.5	2.4	2.3
Number of employees	26,558	26,657	26,989	27,302	27,680

SEGMENT DATA
SALES
North America	$1,353	$1,421	$1,463	$1,482	$1,499
Europe	320	325	338	331	326
South America	311	299	343	388	401
Asia	376	398	395	387	371
Surface Technologies	149	152	147	150	160
Total sales	$2,509	$2,595	$2,686	$2,738	$2,757
OPERATING PROFIT
North America	$349	$406	$385	$388	$379
Europe	62	62	63	63	62
South America	55	55	70	81	85
Asia	63	74	77	69	69
Surface Technologies	25	27	25	25	28
Segment operating profit	554	624	620	626	623
Cost reduction program and other charges	-	-	(26)	(146)	-
Total operating profit	$554	$624	$594	$480	$623

(a)	Non-GAAP measure, see Appendix.

(b)	2016 includes a $16 million charge to interest expense ($10 million after-tax, or $0.04 per diluted share) related to the redemption of the $325 million 5.20% notes due in 2017.

(c)	2015 includes (i) a pre-tax pension settlement charge of $7 million ($5 million after-tax, or $0.02 per diluted share) in the third quarter related to lump sum benefit payments made from the U.S. supplemental pension plan, and (ii) pre-tax charges of $19 million ($13 million after-tax, or $0.04 per diluted share) in the third quarter and $146 million ($112 million after-tax and non-controlling interests, or $0.39 per diluted share) in the second quarter, primarily related to cost reduction actions taken in response to lower volumes resulting from economic slowdown in emerging markets and energy related end-markets. The cost reduction charges by segment are as follows: $67 million in South America; $34 million in North America; $25 million in Asia; $20 million in Europe; and $19 million in Surface Technologies.

PRAXAIR, INC. AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES
(Millions of dollars, except per share data)
(UNAUDITED)

The following non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s financial leverage, return on capital and operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. Adjusted amounts exclude the impacts of the 2016 first quarter bond redemption, 2015 third quarter cost reduction program and pension settlement, 2015 second quarter cost reduction program and other charges, and 2014 fourth quarter pension settlement, bond redemption and loss on Venezuela currency devaluation.

	2016	2015				2014
	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Free Cash Flow (FCF) - Free cash flow is a measure used by investors, financial analysts and management to evaluate the ability of a company to pursue opportunities that enhance shareholder value. FCF equals cash flow from operations less capital expenditures.

Operating cash flow	$547	$791	$676	$707	$508	$772	$713	$847	$536
Less: capital expenditures	(323)	(387)	(405)	(352)	(397)	(482)	(430)	(384)	(393)
Free Cash Flow	$224	$404	$271	$355	$111	$290	$283	$463	$143

Debt-to-Capital Ratio - The debt-to-capital ratio is a measure used by investors, financial analysts and management to provide a measure of financial leverage and insights into how the company is financing its operations.

Debt	$9,404	$9,231	$9,480	$9,313	$9,360	$9,225	$9,090	$9,132	$9,236
Less: cash and cash equivalents	(221)	(147)	(136)	(136)	(117)	(126)	(168)	(173)	(144)
Net debt	9,183	9,084	9,344	9,177	9,243	9,099	8,922	8,959	9,092
Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	119	113	169	175	170	176	190	194	195
Praxair, Inc. shareholders' equity	4,888	4,389	4,264	4,964	5,018	5,623	6,552	6,911	6,600
Noncontrolling interests	417	404	380	380	375	387	388	395	398
Total equity and redeemable noncontrolling interests	5,424	4,906	4,813	5,519	5,563	6,186	7,130	7,500	7,193
Capital	$14,607	$13,990	$14,157	$14,696	$14,806	$15,285	$16,052	$16,459	$16,285

Debt-to-capital	62.9%	64.9%	66.0%	62.4%	62.4%	59.5%	55.6%	54.4%	55.8%

After-tax Return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Praxair, Inc. shareholders’ equity).

Adjusted operating profit (a)	$554	$624	$620	$626	$623	$663	$711	$697	$675
Less: adjusted income taxes (a)	(139)	(163)	(164)	(164)	(162)	(161)	(187)	(183)	(176)
Less: tax benefit on adjusted interest expense (a)	(14)	(12)	(10)	(11)	(12)	(12)	(13)	(12)	(13)
Add: income from equity investments	10	12	10	10	11	12	11	10	9
Adjusted net operating profit after-tax (NOPAT)	$411	$461	$456	$461	$460	$502	$522	$512	$495
4-quarter trailing adjusted NOPAT	$1,789	$1,838	$1,879	$1,945	$1,996	$2,031	$2,035	$2,011	$1,990

Ending capital (see above)	$14,607	$13,990	$14,157	$14,696	$14,806	$15,285	$16,052	$16,459	$16,285
5-quarter average ending capital	$14,451	$14,587	$14,999	$15,460	$15,777	$16,007	$16,094	$15,987	$15,757

After-tax ROC (4-quarter trailing NOPAT / 5-quarter average capital)	12.4%	12.6%	12.5%	12.6%	12.7%	12.7%	12.6%	12.6%	12.6%

Return on Praxair, Inc. Shareholders' Equity (ROE) - Return on Praxair, Inc. shareholders' equity is a measure used by investors, financial analysts and management to evaluate operating performance from a Praxair shareholder perspective. ROE measures the net income attributable to Praxair, Inc. that the company was able to generate with the money shareholders have invested.

Adjusted net income - Praxair, Inc. (a)	$366	$422	$419	$420	$416	$460	$477	$467	$448
4-quarter trailing adjusted net income - Praxair, Inc.	$1,627	$1,677	$1,715	$1,773	$1,820	$1,852	$1,854	$1,828	$1,806

Ending Praxair, Inc. shareholders' equity	$4,888	$4,389	$4,264	$4,964	$5,018	$5,623	$6,552	$6,911	$6,600
5-quarter average Praxair shareholders' equity	$4,705	$4,852	$5,284	$5,814	$6,141	$6,459	$6,576	$6,452	$6,303

ROE (4-quarter trailing adjusted net income - Praxair, Inc. / 5-quarter average Praxair shareholders' equity)	34.6%	34.6%	32.5%	30.5%	29.6%	28.7%	28.2%	28.3%	28.7%

Adjusted EBITDA, Adjusted EBITDA Margin and Debt-to-Adjusted EBITDA Ratio- These measures are used by investors, financial analysts and management to assess a company's ability to meet its financial obligations.

Adjusted net income - Praxair, Inc. (a)	$366	$422	$419	$420	$416	$460	$477	$467	$448
Add: adjusted noncontrolling interests (a)	10	9	12	12	12	11	13	14	14
Add: adjusted interest expense - net (a)	49	42	35	40	44	43	45	43	46
Add: adjusted income taxes (a)	139	163	164	164	162	161	187	183	176
Add: depreciation and amortization	272	275	276	278	277	291	301	293	285
Adjusted EBITDA	$836	$911	$906	$914	$911	$966	$1,023	$1,000	$969

Reported sales	$2,509	$2,595	$2,686	$2,738	$2,757	$2,990	$3,144	$3,113	$3,026
Adjusted EBITDA margin	33.3%	35.1%	33.7%	33.4%	33.0%	32.3%	32.5%	32.1%	32.0%

Ending net debt (see above)	$9,183	$9,084	$9,344	$9,177	$9,243	$9,099	$8,922	$8,959	$9,092
5-quarter average net debt	$9,206	$9,189	$9,157	$9,080	$9,063	$8,943	$8,895	$8,904	$8,819
4-quarter trailing adjusted EBITDA	$3,567	$3,642	$3,697	$3,814	$3,900	$3,958	$3,978	$3,923	$3,874

Debt-to-adjusted EBITDA ratio (5-quarter average net debt / 4-quarter trailing adjusted EBITDA)	2.6	2.5	2.5	2.4	2.3	2.3	2.2	2.3	2.3

(a)	The following table presents adjusted amounts for Operating Profit and Operating Profit Margin, Interest Expense - net, Income Taxes, Effective Tax Rate, Noncontrolling Interests, Net income - Praxair, Inc., and Diluted EPS for the periods presented. Additionally, this table presents cash income taxes and cash interest, net of interest capitalized and excluding the bond redemption costs for 2016 and 2014; and presents the percentage changes in Diluted EPS Guidance for the full year 2016 as compared to 2015 Diluted EPS on both a GAAP and adjusted basis. The adjusted percentages are based on Adjusted diluted EPS amounts, excluding estimated currency impacts.

	First Quarter	Year	Third Quarter	Second Quarter	Year	Fourth Quarter
	2016	2015	2015	2015	2014	2014
Adjusted Operating Profit and Operating Profit Margin
Reported operating profit	$554	$2,321	$594	$480	$2,608	$525
Add: Cost reduction program and other charges	-	165	19	146	-	-
Add: Pension settlement charge	-	7	7	-	7	7
Add: Venezuela currency devaluation	-	-	-	-	131	131
Total adjustments	-	172	26	146	138	138
Adjusted operating profit	$554	$2,493	$620	$626	$2,746	$663

Reported percentage change	-11%
Adjusted percentage change	-11%

Reported sales	$2,509	$10,776	$2,686	$2,738	$12,273	$2,990
Adjusted operating profit margin	22.1%	23.1%	23.1%	22.9%	22.4%	22.2%

Adjusted Interest Expense - net
Reported interest expense - net	$65	$161	$35	$40	$213	$79
Less: Bond redemption	(16)	-	-	-	(36)	(36)
Adjusted interest expense - net	$49	$161	$35	$40	$177	$43

Adjusted Income Taxes
Reported income taxes	$133	$612	$156	$131	$691	$145
Add: Cost reduction program and other charges	-	39	6	33	-	-
Add: Bond redemption	6	-	-	-	14	14
Add: Income tax benefit	-	-	-	-	-	-
Add: Pension settlement charge	-	2	2	-	2	2
Total adjustments	6	41	8	33	16	16
Adjusted income taxes	$139	$653	$164	$164	$707	$161

Adjusted Effective Tax Rate
Reported income before income taxes and equity investments	$489	$2,160	$559	$440	$2,395	$446
Add: Cost reduction program and other charges	-	165	19	146	-	-
Add: Bond redemption	16	-	-	-	36	36
Add: Pension settlement charge	-	7	7	-	7	7
Add: Venezuela currency devaluation	-	-	-	-	131	131
Total adjustments	16	172	26	146	174	174
Adjusted income before income taxes and equity investments	$505	$2,332	$585	$586	$2,569	$620

Adjusted income taxes (above)	$139	$653	$164	$164	$707	$161
Adjusted effective tax rate	28%	28%	28%	28%	28%	26%

Adjusted Noncontrolling Interests
Reported noncontrolling interests	$10	$44	$12	$11	$52	$11
Add: Cost reduction program and other charges	-	1	-	1	-	-
Less: Income tax benefit	-	-	-	-	-	-
Total adjustments	-	1	-	1	-	-
Adjusted noncontrolling interests	$10	$45	$12	$12	$52	$11

Adjusted Net Income - Praxair, Inc.
Reported net income - Praxair, Inc.	$356	$1,547	$401	$308	$1,694	$302
Add: Cost reduction program and other charges	-	125	13	112	-	-
Add: Bond redemption	10	-	-	-	22	22
Add: Pension settlement charge	-	5	5	-	5	5
Add: Venezuela currency devaluation	-	-	-	-	131	131
Total adjustments	10	130	18	112	158	158
Adjusted net income - Praxair, Inc.	$366	$1,677	$419	$420	$1,852	$460

Reported percentage change	-14%
Adjusted percentage change	-12%

Adjusted Diluted EPS
Reported diluted EPS	$1.24	$5.35	$1.40	$1.06	$5.73	$1.03
Add: Cost reduction program and other charges	-	0.43	0.04	0.39	-	-
Add: Bond redemption	0.04	-	-	-	0.07	0.07
Add: Pension settlement charge	-	0.02	0.02	-	0.02	0.02
Add: Venezuela currency devaluation	-	-	-	-	0.45	0.45
Total adjustments	0.04	0.45	0.06	0.39	0.54	0.54
Adjusted diluted EPS	$1.28	$5.80	$1.46	$1.45	$6.27	$1.57

Cash Income Taxes and Interest
Income taxes paid		$420			$606
Interest paid, net of interest capitalized and excluding bond redemption		$174			$174

Full-Year 2016 Diluted EPS Guidance*
	Full Year 2016
	Low End	High End

2016 adjusted diluted EPS guidance	$5.35	$5.70
2015 adjusted diluted EPS (see above for full year amounts)	$5.80	$5.80

Adjusted percentage change	-8%	-2%
Adjusted percentage changes, excluding estimated currency impact	-2%	4%

* Excludes a bond redemption charge recorded in the first quarter and the impact of a pension settlement charge expected to be recorded in the third quarter.

CONTACT:
Praxair, Inc.
Investors
Kelcey Hoyt, 203-837-2118
kelcey_hoyt@praxair.com
or
Media
Jason Stewart, 203-837-2448
jason_stewart@praxair.com